EXHIBIT 99.1

NEWS RELEASE

Company contact:

Keith Kitchen, VP of Finance

kkitchen@pumatech.com

408-321-7650

PUMATECH, INC. ANNOUNCES FIRST QUARTER 2004 RESULTS

•     Revenue 60 Percent Higher Than Same Quarter Last Year

•     Fifth Consecutive Quarter Of Revenue Growth

•    Synchrologic Acquisition Expected To Close By Mid-January 2004

SAN JOSE, CA (11/20/03) – Pumatech, Inc. (NASDAQ NM: PUMA), a leading provider of synchronization software and services, today reported net revenue of $8,016,000 for the first quarter of fiscal 2004 that ended October 31, 2003 – the Company’s fifth consecutive quarter of revenue growth. This compares to revenue of $7,304,000 reported last fiscal quarter and $5,010,000 reported in the first quarter of fiscal 2003, and represents year-over-year revenue growth of 60 percent for the first fiscal quarter.

Reported loss in the first fiscal quarter of 2004 was $2,261,000 ($.05 per share), compared to a loss of $1,800,000 ($.04 per share) reported last fiscal quarter and a loss of $1,376,000 ($.03 per share) reported in the first fiscal quarter of 2003. The reported loss this quarter included a noncash stock compensation expense of $1,256,000 and an in-process research and development expense of $469,000 related to the Company’s acquisition of substantially all of the assets of Spontaneous Technology, Inc.

Pro-forma loss was $231,000 ($.00 per share) this quarter, compared to a loss of $159,000 ($.00 per share) last fiscal quarter and a loss of $1,165,000 ($.03 per share) in the first quarter of fiscal 2003. Both the reported and pro forma losses included approximately $650,000 of legal expenses related to the Company’s patent lawsuit against Extended Systems, Inc. Without these legal expenses, Pumatech would have reported pro-forma profitability for the first quarter. (Pro-forma profit or loss represents a non-GAAP financial measure. A table reconciling this measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

“Last quarter, I stated that our recent acquisitions and internal development have all been aimed at shifting our focus from cabled PDAs to wireless handhelds, smartphones, laptops and tablets,” explained Woodson (Woody) Hobbs, president and CEO of Pumatech. “We are starting to see the benefits of that strategy in the technology licensing arena, with adoption of our phone-centric synchronization technology by companies like NEC, Vodafone K.K. and Panasonic. We typically see earlier adoption of leading-edge technologies by licensing partners compared with the market at large, which we believe bodes well for future sales of other phone-centric products such as our new Intellisync: Phone Edition software.

“On the enterprise side of our business, we continued to extend our presence in corporations around the world, despite the typical late-summer sales doldrums and our transition from Enterprise Intellisync Server to the Synchrologic Mobile Suite,” Hobbs added. “With the closure of the Synchrologic acquisition expected by early January 2004, we’re excited about our enterprise sales outlook for the next couple of quarters.”

For the first quarter of fiscal 2004, 64 percent of revenue came from Pumatech’s technology licensing offerings, while 36 percent was attributed to sales of the Company’s enterprise and retail software. This revenue mix is due to the seasonal nature of the enterprise and retail business as well as the discontinuation of Pumatech’s enterprise server sales during an interim period when the Synchrologic platform will be sold by Pumatech. Technology licensing revenue includes platform licensing and related professional services for corporations choosing to integrate or embed the Company’s various technologies, including those of Pumatech’s recently acquired subsidiary, Starfish Software, Inc. Enterprise and retail revenue includes channel and direct sales of the Company’s Intellisync®, Enterprise Intellisync®, Enterprise Intellisync Server and Satellite Forms® products licensed to corporations for internal use. As a result of signing both a definitive agreement to acquire Synchrologic, Inc., and a subsequent licensing agreement, Pumatech is also starting to derive enterprise revenue from sales of the Synchrologic Mobile Suite platform.

The Company ended the quarter with cash and short-term investments of approximately $25.2 million.

“We are continuing to make steady progress in terms of both revenue growth and establishing a business model to support long-term profitability,” explained Keith Kitchen, Pumatech’s vice-president of finance and chief accounting officer. “Pro-forma per-share results remained consistent with recent quarters, despite a significant increase in expenses related to our ongoing patent litigation against Extended Systems. The discovery phase of the litigation is now largely complete and we are pleased that the case is proceeding toward resolution, with the trial still scheduled for April 2004.”

PUMATECH FIRST-QUARTER HIGHLIGHTS

•	Entered into a definitive agreement to acquire Synchrologic, Inc. in a transaction designed to cement Pumatech as the leading provider of synchronization solutions to the enterprise, technology licensing and consumer markets.

•	Completed the acquisition of substantially all of the assets of Spontaneous Technology, Inc. (SponTec) of Salt Lake City, Utah. SponTec is a leading provider of secure, carrier-grade enterprise VPN solutions that extend existing corporate applications to any wireless device and operating system, including Microsoft (NT & Pocket PC), SUN (Solaris, Java, J2ME), Palm and Symbian.

•	Shipped Intellisync®: Phone Edition software, which delivers two-way synchronization of contact data between Microsoft Outlook and specific mobile phones manufactured by Motorola, Nokia, Samsung and LG.

•	Announced a licensing agreement with Group Sense PDA Ltd. (GSPDA), the third largest seller of handheld computers in Asia and the PDA subsidiary of Group Sense (International) Ltd. (GSL, HKEx: 0601). Through the agreement, Pumatech’s Intellisync Lite software will be bundled with Group Sense PDA Ltd.’s Palm OS®based smartphone, Xplore G18, enabling synchronization of calendar, contacts, tasks and notes between the Group Sense device and the Microsoft Outlook and Palm Desktop software applications.

•	Announced that a custom version of its Intellisync software will be bundled with Alcatel’s One Touch Suite of GSM mobile phones beginning this month. The solution – available in Europe and Asia – will synchronize contacts, calendars and tasks between Alcatel’s One Touch 535 and 735 phones and the Microsoft Outlook, Outlook Express, Lotus Notes and Lotus Organizer PC applications.

•	Received two favorable rulings in its patent infringement lawsuit against Extended Systems Inc. (ESI) (NASDAQ: XTND) in the United States District Court for the Northern District of California.

•	On August 1, 2003 the Hon. Judge D. Lowell Jensen, U.S. District Judge, issued his Claims Construction Ruling on the interpretation, definition and scope of the claims in the suit. The Court’s ruling confirms the majority of patent interpretations established by Pumatech at the beginning of the patent dispute. Pumatech believes the Court’s Claim Construction Ruling will have a favorable impact on its case as it proceeds toward trial.

•	On August 22, 2003, the Federal District Court for the Northern District of California rejected ESI’s request to stay the case as to three of the eight patents asserted against ESI. The court rejected ESI’s arguments, urged that discovery be completed, and reconfirmed the existing schedule, including the trial date of April 12, 2004.

INVESTOR CONFERENCE CALL

Pumatech will host a live teleconference call at 5:30 p.m. Eastern Time on November 20, 2003 to discuss financial results and business highlights for the Company’s first fiscal quarter. During the call, Pumatech management will discuss the Company’s view on revenue and earnings forecasts, and may also answer questions concerning business and financial developments and trends. To participate in the conference call, dial 1-877-407-8031 or 1-201-689-8031 (international) a few minutes ahead of time (no passcode required). If you are unable to participate, a replay will be available from 7 p.m. Eastern Time on November 20, 2003 for 48 hours. To access, please dial 1-877-660-6853, or 1-201-612-7415 (international), Account No. 1628, Conference ID No. 82586.

In addition, the replay will be available for 12 months via the Internet at www.pumatech.com. Pumatech will also provide information pertaining to forward guidance, as well as Q1 2004 financial results, on the Web at http://www.pumatech.com/investors/Q104. This information will be available for viewing prior to the start of the conference call on November 20, 2003.

ABOUT PUMATECH

Pumatech, Inc. (NASDAQ: PUMA) provides organizations with a comprehensive suite of software products and services that synchronizes and distributes critical information throughout the enterprise. Organizations can choose to use Pumatech’s ready-made enterprise offerings, or they can leverage Pumatech’s professional services team to create custom solutions built upon Pumatech’s core enterprise platform. Pumatech’s customer and strategic partner base includes Global 2000 companies such as Microsoft, Oracle, PeopleSoft, America Online, Yahoo!, NTT DoCoMo, Eastman Kodak and IBM. The Company has headquarters in Silicon Valley and offices in Amsterdam, Munich, Tokyo and London. Pumatech offers more information on its products and services at www.pumatech.com.

The forward-looking statements above in this news release, including statements related to benefits from product offerings and customer relationships, the rate of adoption of new technologies by licensing partners, the ability to address complex synchronization challenges, operational savings and cash flows as a result of acquisitions, improved revenues, target revenue growth and other financial results, the timing of such improved financial results, the Company’s ability to build on its quarterly results, the outcome of litigation involving Pumatech, and the benefits of new business partnerships, professional services and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, a slowdown in the rate of adoption of Pumatech’s technologies by licensing partners, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, market acceptance of Pumatech’s recent acquisitions, the possibility that the Synchrologic transaction may be delayed in its completion or fail to be completed, the need for SEC approval of Pumatech’s registration statements related to its recent and proposed acquisitions, continued diligence of Synchrologic’s technology and financial position, the need to obtain Pumatech and Synchrologic shareholder consent for the Synchrologic transaction, the need to obtain regulatory and other third-party consents for the Synchrologic transaction, the ability to integrate Synchrologic technologies and businesses with those obtained in other recent acquisitions by Pumatech, risks associated with ongoing litigation involving Pumatech’s intellectual property, the ability to retain key employees of the companies Pumatech acquires, including Synchrologic, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2003 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Pumatech disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Additional Information About the Proposed Synchrologic Transaction and Where to Find It

In connection with the proposed Synchrologic transaction, Pumatech has filed a registration statement on Form S-4 dated October 22, 2003, including a proxy statement/prospectus, with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement, including the proxy statement/prospectus, because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents filed by Pumatech with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Free copies of the registration statement and other documents filed by Pumatech with the Securities and Exchange Commission may also be obtained from Pumatech by directing a request to Pumatech, Attention: Richard Mosher, 408-321-7650. Investors and security holders of Pumatech are urged to read the proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Pumatech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Pumatech stockholders in favor of the proposed transaction. These directors and executive officers include Woodson (Woody) Hobbs, Keith Kitchen, John Stossel, Mehdi Maghsoodnia, Clyde Foster, Michael Clair, Michael Praisner, and Kirsten Berg-Painter. Collectively, as of November 19, 2003, the directors and executive officers of Pumatech may be deemed to beneficially own approximately 9.5 percent of the outstanding shares of Pumatech common stock. Investors and security holders may obtain additional information regarding the interests of the participants by reading the registration statement and proxy statement-prospectus when they become available.

Pumatech, the Pumatech logo, Intellisync, Enterprise Intellisync and Satellite Forms are trademarks of Pumatech, Inc., that may be registered in certain jurisdictions. All other product and company names may be trademarks of their respective owners.

PUMATECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED OCTOBER 31,
	2003	2002
Revenue
License	$5,270	$4,063
Services	2,746	947

Total revenue	8,016	5,010
Cost and operating expenses:
Cost of revenue	1,513	824
Research and development	2,147	1,752
Sales and marketing	2,989	2,634
General and administrative	1,587	1,088
In-process research and development	469	—
Amortization of other intangible assets	259	149
Non-cash stock compensation	1,256	62
Other charges	76	—

Total cost and operating expenses	10,296	6,509

Operating loss	(2,280)	(1,499)
Other income, net	126	211

Loss before income taxes	(2,154)	(1,288)
Provision for income taxes	(107)	(88)

Net loss	$(2,261)	$(1,376)

Net loss per share:
Basic and diluted	$(0.05)	$(0.03)

Shares used in per share calculation:
Basic and diluted	48,266	45,383

Supplemental information (1):

Net loss	$(2,261)	$(1,376)
Pro forma items:
In-process research and development	469	—
Amortization of other intangible assets	259	149
Non-cash stock compensation	1,256	62
Other charges	76	—
Recovery of lease payments (2)	(30)	—

Pro forma net loss	$(231)	$(1,165)

Pro forma net loss per share:
Basic and diluted	$(0.00)	$(0.03)

Shares used in per share calculation:
Basic and diluted	48,266	45,383

(1)	The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Pro forma income or loss is used by investors and analysts of Pumatech, Inc. (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of pro forma income or loss, excluding in-process research and development, amortization of intangible assets, non-cash stock compensation and non-recurring charges, provides useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above pro forma information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

(2)	Classified as a general and administrative expense.

PUMATECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	OCTOBER 31, 2003	JULY 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$4,969	$7,842
Short-term investments	20,186	19,317
Accounts receivable, net	6,179	5,469
Inventories, net	253	113
Other current assets	667	882

Total current assets	32,254	33,623
Property and equipment, net	1,261	1,153
Goodwill, net	5,713	2,731
Other intangible assets, net	4,049	2,734
Restricted cash	296	296
Other assets	975	630

TOTAL ASSETS	$44,548	$41,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,413	$2,619
Accrued liabilities	3,896	3,816
Current portion of obligations under capital lease	44	—
Deferred revenue	2,078	2,015

Total current liabilities	8,431	8,450
Obligations under capital lease	137	—
Other liabilities	712	921

Total liabilities	9,280	9,371
Stockholders’ equity:
Common stock, $0.001 par value; 80,000 shares authorized; 49,484 and 47,753 shares issued and outstanding at October 31, 2003 and July 31, 2003	49	48
Additional paid-in capital	160,299	153,986
Receivable from stockholders	(138)	(112)
Deferred stock compensation	(1,039)	(459)
Accumulated deficit	(123,922)	(121,661)
Other comprehensive loss	(19)	(6)

Total stockholders’ equity	35,268	31,796

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,548	$41,167